Exhibit 10.13.1

AMENDMENT NO. 1 TO
AMENDED AND RESTATED
VARIABLE FUNDING LOAN AGREEMENT

[Mid-State Trust XIV]

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED VARIABLE FUNDING LOAN AGREEMENT, dated as of November 27, 2006 (this “Amendment”), is entered into by and among THREE PILLARS FUNDING, LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”), MID-STATE TRUST XIV, a Delaware statutory trust, as borrower (the “Borrower”), TREASURY BANK, a division of Countrywide Bank, N.A., a national banking association, as custodian (the “Custodian”), THE BANK OF NEW YORK, an New York banking corporation, as trustee (the “Trustee”) and SUNTRUST CAPITAL MARKETS, INC., a Tennessee corporation, as agent and administrative trustee (in such capacities, the “Agent” and “Administrative Trustee”), and SUNTRUST BANK, as a bank investor (in such capacity, the “Bank Investor”).  Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below and amended hereby).

WHEREAS, the Lender, the Borrower, the Custodian, the Trustee, the Agent, the Administrative Trustee and the Bank Investor have entered into that certain Amended and Restated Variable Funding Loan Agreement, dated as of June 15, 2006 (as amended, restated, supplemented or otherwise modified to the date hereof, the “Agreement”);

WHEREAS, the Lender, the Borrower, the Custodian, the Trustee, the Agent, the Administrative Trustee and the Bank Investor desire to amend the Agreement in certain respects as hereinafter set forth;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.           Amendments.

(a)           Section 4.2 of the Agreement is hereby amended as follows:  (i) by deleting the word “and” at the end of subsection (n), (ii) by replacing the period (.) at the end of subsection (o) with the following :  “; and” and (iii) adding a new subsection (p) as follows:

(p)           if the Loan to be made on such date is the first Loan following a Take-Out, the Borrower shall deposit or cause to be deposited $1,000,000 in the Reserve Account in immediately available funds by wire transfer on such date.

(b)           Section 6.1(i) of the Agreement is hereby replaced with the following:

(i)            The amount on deposit in the Reserve Account fails, on any Remittance Date on or after the fifteenth (15th) Remittance Date following the Closing Date or on or after the sixth (6th) Remittance Date following a Reserve Account Event, to equal at least the Specified Reserve Account Requirement for such Remittance Date; provided that for any period extending six (6) Remittance Dates following each  Take-Out, there shall be no Event of Default under this clause (i) unless the amount on deposit in the Reserve Account shall fail to be equal to or greater than the sum of (A) the Scheduled Reserve Account Payment for such Remittance Date and (B) $1,000,000; provided further however, that during any time following a Take-Out and prior to the date the first Loan after such Take-Out is made hereunder, there shall be no Event of Default under this clause (i) if the amount on deposit in the Reserve Account shall be less than the amounts previously specified in this clause (i), including if such amount is zero;

(c)           Annex A to the Agreement is hereby amended by:

(i)            deleting the definition of “AMV” in its entirety and substituting in lieu thereof the following new definition:

“AMV” means aggregate Market Value calculated as follows:

AMV = {AMV(n) x 80%} + {AMV(r) x 65%} + {AMV(a) x 80%} + {AMV(ar) x 55%}

AMV(a) = aggregate Market Value for Eligible Accounts owned by the Borrower relating to New Home Sales Accounts that are Adjustable Rate Accounts

AMV(n) = aggregate Market Value for Eligible Accounts owned by the Borrower relating to New Home Sales Accounts that are Fixed Rate Accounts

AMV(r) = aggregate Market Value for Eligible Accounts owned by the Borrower relating to Resale Accounts that are Fixed Rate Accounts

AMV(ar) = aggregate Market Value for Eligible Accounts owned by the Borrower relating to Resale Accounts that are Adjustable Rate Accounts.

(ii)           deleting the definition of “APB” in its entirety and substituting in lieu thereof the following new definition:

“APB” means the aggregate Principal Balance calculated as follows:

APB = {APB(n) x 80%} + {APB(r) x 65%} + {APB(a) x 80%} + {APB(ar) x 55%}

APB(a) = aggregate Principal Balance of Eligible Accounts owned by the Borrower relating to New Home Sales Accounts that are Adjustable Rate Accounts

APB(n) = aggregate Principal Balance of Eligible Accounts owned by the Borrower relating to New Home Sales Accounts that are Fixed Rate Accounts

APB(r) = aggregate Principal Balance of Eligible Accounts owned by the Borrower relating to Resale Accounts that are Fixed Rate Accounts

APB(ar) = aggregate Principal Balance of Eligible Accounts owned by the Borrower relating to Resale Accounts that are Adjustable Rate Accounts.

(iii)          deleting the definition of “Scheduled Reserve Account Payment” in its entirety and substituting in lieu thereof the following new definition:

“Scheduled Reserve Account Payment” means, (x) on any Remittance Date other than a Remittance Date described in clause (y) below and on the Facility Termination Date, 50% of the Available Collections remaining after Available Collections are applied pursuant to clauses (i) through (iii) of Section 4.1(d) of the CTA Agreement; provided, however, if after the fifteenth (15th) Remittance Date following the Closing Date but prior to a Take-Out or after the sixth (6th) Remittance Date following the most recent Take-Out, the Reserve Account Balance is below the Specified Reserve Account Requirement for three consecutive Collection Periods or following the occurrence of a Reserve Account Event, the Scheduled Reserve Account Payment shall mean 100% of the Available Collections remaining after application pursuant to such clauses (i) through (v) of Section 4.1(d) of the CTA Agreement and (y) on any Remittance Date after a Take-Out has occurred and on which no Loans are outstanding as of the close of business on such Remittance Date, zero.”

(iv)          deleting the definition of “Scheduled Termination Date” in its entirety and substituting in lieu thereof the following new definition:

“Scheduled Termination Date” means November 26, 2007, or such later date to which the Scheduled Termination Date may be extended by the Agent, the Borrower and some or all of the Bank Investors, each in its sole discretion, pursuant to Section 2.15 of the Loan Agreement.

(v)           deleting the definition of “Specified Reserve Account Requirement” in its entirety and substituting in lieu thereof the following new definition:

“Specified Reserve Account Requirement” means, (x) with respect to any Remittance Date other than a Remittance Date described in clause (y) below and on the Facility Termination Date, the product of 2% and the Net Investment as of the last day of the related Collection Period (after giving effect to any Loans made on such date and any reductions in the Net Investment made on such date); provided, however, that following the occurrence of a Reserve Account Event, and for so long as such Reserve Account Event is continuing, the Specified Reserve Account Requirement shall be equal to the product of 4% and the Net Investment as of the last day of the related Collection Period (after giving effect to any Loans made on such date and any reductions of the Net Investment made on such date) and (y) with respect to any Remittance Date after a Take-Out has occurred and on which no Loans are outstanding as of the close of business on such Remittance Date, zero.

SECTION 2.           Effectiveness and Effect.

This Amendment shall become effective as of the date (the “Effective Date”) that each of the following conditions precedent shall have been satisfied:

(a)   (i) This Amendment, (ii) Amendment No. 1 to the Custodian/Trustee Agreement, dated as of the date hereof, and (iii) Amendment No. 3 to the Liquidity Asset Purchase Agreement, dated as of the date hereof, shall have been executed and delivered by a duly authorized officer of each party thereto.

(b)   The Borrower shall be in compliance with each of its covenants set forth herein and each of the Operative Documents to which it is a party.

(c)   No event has occurred which constitutes a Facility Termination Event or a Potential Facility Termination Event and the Facility Termination Date shall not have occurred.

SECTION 3.           Reference to and Effect on the Agreement and the Related Documents.

(a)   Upon the effectiveness of this Amendment, (i) the Borrower hereby reaffirms all representations and warranties made by it in Article III of the Agreement (as amended hereby) and agrees that all such representations and warranties shall be deemed to have been restated as of the effective date of this Amendment, (ii) the Borrower hereby represents and warrants that no Facility Termination Event or Potential Facility Termination Event shall have occurred and be continuing and (iii) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be, and any references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as amended hereby.

(b)   The Borrower hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Operative Documents, the Borrower shall pay the reasonable legal fees and out-of pocket expenses of each of the Custodian’s, the Trustee’s and the Administrative Trustee’s counsel, and all audit fees and due diligence costs incurred by the Administrative Trustee in connection with the consummation of this Amendment.

SECTION 4.           Governing Law.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.           Severability.

Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 6.           Counterparts.

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

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[Signature pages omitted]